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Exhibit 99.1

CONTACT:	Robert C. Boucher, Jr. Chief Executive Officer (713) 369-1700

FOR IMMEDIATE RELEASE

Synagro Technologies, Inc. Announces Offering of Common Stock

HOUSTON, TEXAS, January 27, 2005—Synagro Technologies, Inc. (NASDAQ Small Cap: SYGR), a national company focused on water and wastewater residuals management services in the United States, today announced plans for a common stock offering of primary and secondary shares of up to $175 million (which includes the customary over-allotment option). The offering is anticipated to be comprised largely of secondary shares.

The shares of common stock will be offered under the registration statement on Form S-1 that Synagro originally filed with the Securities and Exchange Commission on January 27, 2005. It is currently expected that the offering will be made in the second quarter of 2005. Banc of America Securities LLC and Lehman Brothers Inc. will be acting as joint book-running managers and CIBC World Markets Corp. will be acting as senior lead manager.

A preliminary prospectus for the equity offering is not currently available. When available, interested persons may obtain a copy of the preliminary prospectus from Banc of America Securities LLC, 100 West 33rd Street, New York, New York 10001 or Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717.

A registration statement relating to the common stock has been filed with the SEC but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

This press release is not an offer to purchase or a solicitation of an offer to sell with respect to any of the senior subordinated notes. Any such purchase, if made, will be made only by an offer to purchase that will be sent to noteholders.

Synagro is the largest national company focused on water and wastewater residuals management services in the United States, serving over 600 municipal and industrial water and wastewater accounts in 37 states and the District of Columbia. The Company offers a range of water and wastewater residuals management services, focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the water and wastewater treatment process, including collection and transportation, land application, thermal drying and pelletization, incineration, composting, alkaline stabilization, dewatering, cleanout services, wastewater treatment plant operations and maintenance, product marketing, and related recordkeeping and regulatory reporting services.

Safe Harbor Statement

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; our level of debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; the effect of the restrictions in the new senior secured credit facility on our operations; and our ability to service our debt. Other factors are discussed in Synagro's periodic filings and registration statements it files with the Securities and Exchange Commission.

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  Exhibit 99.1
Synagro Technologies, Inc. Announces Offering of Common Stock